UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 7, 2013 (November 4, 2013)

Active Power, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30939	74-2961657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2128 W. Braker Lane, BK12
Austin, Texas 78758
(Address of principal executive offices, including zip code)

(512) 836-6464
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statement or a Related Audit Report or Completed Interim Review.

The following is being disclosed under Item 402(a) of Form 8-K:

On November 4, 2013, the Audit Committee of the Board of Directors (the “Audit Committee”) of Active Power, Inc. (the “Company”) concluded, in consultation with management and after discussion with the Company’s independent registered public accounting firm (Grant Thornton LLP), that the Company will restate its quarterly interim financial statements for the periods ending March 31, 2013 and June 30, 2013. Accordingly, these previously-filed financial statements for the periods ending March 31, 2013 and June 30, 2013 should no longer be relied upon.

As previously disclosed in its September 5, 2013 press release and Form 8-K, the Company announced in error in April 2013 that it had entered into a strategic distribution agreement with Digital China Information Service Company Limited (“Digital China”).  The actual party to this agreement is Qiyuan Network System Limited (“Qiyuan”).  A Company employee in China represented to management that Qiyuan was a subsidiary of Digital China. Management subsequently discovered that the Company employee in China intentionally misrepresented the relationship between Qiyuan and Digital China. Qiyuan has no affiliation with Digital China. The employee is no longer with the Company.

The Securities and Exchange Commission’s (“SEC”) Division of Enforcement has notified the Company that it is conducting an investigation regarding Active Power, including matters relating to the Company’s public statements regarding Digital China and the Company’s distribution relationships in China. The Company has been and intends to cooperate fully with the SEC. The Audit Committee of the Board of Directors, with the assistance of independent counsel, is also conducting an investigation into the facts and circumstances surrounding the Company’s agreements and transactions with Qiyuan, including the statements made regarding Qiyuan’s affiliation with Digital China.  This investigation is ongoing.

Management of the Company has concluded that the revenue recognized in the quarter ending March 31, 2013 from Qiyuan was not reasonably assured to be collectable at the date of shipment and at March 31, 2013. Therefore, the Company currently expects to reverse revenue of $4.1 million and cost of goods sold of $3.0 million in the quarter ending March 31, 2013, and the Company subsequently expects to record revenue in the third quarter of 2013 of $1.6 million and cost of goods sold of $1.2 million based on cash payments received from Qiyuan in the third quarter.  For the nine months ended September 30, 2013, the combined impact of the restatement described above is a loss of $0.7 million or $0.04 per share.  In addition, subsequent to September 30, 2013, the Company received additional payments of $0.2 million and has accepted a return of $1.6 million of inventory previously shipped to Qiyuan.

The Audit Committee and management have discussed the matters disclosed in this current report on Form 8-K with Grant Thornton LLP, the Company’s independent registered public accounting firm. The Company is working diligently to complete the restatement of its financial statements and the Company plans to file its amended quarterly reports on Form 10-Q/A, including the restated financial statements for March 31, 2013 and June 30, 2013, as soon as practical.

This Form 8-K contains forward-looking statements that involve risks and uncertainties, including statements relating to our expected restated financial results. Any forward-looking statements and all other statements that may be made herein that are not historical facts are subject to a number of risks and uncertainties, and actual results may differ materially. Factors that could cause the actual results to differ materially from the results predicted include, among others, the outcome of the investigation being conducted by the Audit Committee or the inquiry being conducted by the SEC and the possibility of further adjustments to our financial statements as additional analysis and review is completed.  Active Power assumes no obligation to update such forward-looking statements which are in effect only as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVE POWER, INC.

Date: November 7, 2013	By:	/s/ Steven R. Fife
Steven R. Fife Chief Financial Officer